 Exhibit 10.11

REGENIQUE GROUP LIMITED

DIRECTOR SERVICE AGREEMENT

This Director Service Agreement (the “Agreement”) is made and entered into as of [●] day of [●], 2025 (the actual date pursuant to Clause 1.1) by and between Regenique Group Limited, a company incorporated in Cayman Island (Co No: OC-415793) whose registered office is at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KYI-9009 Cayman Islands (the “Company”), and [●], an individual (Passport No: [●]) residing at [●] (the “Director”).

1.	SERVICES

1.1	Board of Directors. The Director shall be appointed to serve as a director of the Company’s board of directors (the “Board”), effective as of the date when the U.S. Securities and Exchange Commission (the “SEC”) declares effective (the “Effective Date”) the Company’s registration statement on Form F-1 in connection with the Company’s initial public offering, until the earlier of (i) the first (1st) anniversary of the Effective Date, (ii) the date on which the Director ceases to be a member of the Board for any reason; or (iii) the date of termination of this Agreement in accordance with Section 5.2 hereof (such earlier date being the “Expiration Date”), subject to the terms of the then-current Memorandum and Articles of Association of the Company (the “Memorandum and Articles”). The Board shall consist of the Director and such other members as are nominated and elected pursuant to the Memorandum and Articles.

1.2	Director Services. The Director’s services to the Company hereunder shall include service on the Board and service on the [●] Committee of the Board in accordance with applicable law and stock exchange rules as well as the Memorandum and Articles and the charter of the relevant committees, and such other services mutually agreed to by the Director and the Company (the “Director Services”).

2.	COMPENSATION

2.1	Expense Reimbursement. The Company shall reimburse the Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the Director Services rendered by the Director.

2.2	Compensation to Director. The Director shall receive from the Company compensation for the amount of [●] per annum.

2.3	No Other Compensation. Except for the compensation provided in this Section 2, the Directors shall not be entitled to any other compensation, whether in cash or in kind, for the Director Services.

3.	duties of director

3.1	Fiduciary Duties. In fulfilling his/her managerial responsibilities, the Director shall be charged with a fiduciary duty to the Company. The Director shall be attentive and inform himself/herself of all material facts regarding a decision before taking action. In addition, the Director’s actions shall be motivated solely by the best interests of the Company.

3.2	Confidentiality. During the Term (as defined below) of this Agreement, and for a period of one (1) year after the Expiration Date, the Director shall maintain in strict confidence all information he/she has obtained or shall obtain from the Company that the Company has designated as “confidential” or that is by its nature confidential, relating to the Company’s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Director, (ii) is required to be disclosed by law or a valid order by a court or other governmental body, or (iii) is independently learned by the Director outside of his/her relationship with the Company and its affiliates (the “Confidential Information”).

3.3	Nondisclosure and Nonuse Obligations. The Director will use the Confidential Information solely to perform the Director Services for the benefit of the Company. The Director will treat all Confidential Information of the Company with the same degree of care as the Director treats his/her own Confidential Information, and the Director will use his/her best efforts to protect the Confidential Information. The Director will not use the Confidential Information for his/her own benefit or the benefit of any other person or entity, except as may be specifically permitted under this Agreement. The Director will immediately give notice to the Company of any unauthorized use or disclosure by or through him/her, or of which he/she becomes aware, of the Confidential Information. The Director agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

3.4	Return of the Company Property. All materials furnished to the Director by the Company, whether delivered to the Director by the Company or made by the Director in the performance of Director Services under this Agreement (the “Company Property”), are the sole and exclusive property of the Company. The Director agrees to promptly deliver the original and any copies of the Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, the Director agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of the Company Property. The Director agrees to certify in writing that the Director has so returned or destroyed all such Company Property.

4.	COVENANTS OF director

4.1	No Conflict of Interest. During the Term of this Agreement, the Director shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof, provided that Director may continue the Director’s current affiliation or other current relationships with the entity or entities described on Exhibit A (all of which entities are referred to collectively as “Current Affiliations”). This Agreement is subject to the current terms and agreements governing the Director’s relationship with Current Affiliations, and nothing in this Agreement is intended to be or will be construed to inhibit or limit any of the Director’s obligations to Current Affiliations. The Director represents that nothing in this Agreement conflicts with the Director’s obligations to Current Affiliations. A business entity shall be deemed to be “competitive with the Company” for purpose of this Article IV only if and to the extent it engages in the business substantially similar to the Company’s business. If the Director undertakes any duty, investment or other obligation that may present a conflict of interest prohibited under this Section 4.1, the Director shall inform the Board in advance. If the Board decides such proposed new obligation would present an actual conflict of interest prohibited hereunder and the Director still undertakes the new obligation, the Board shall have the right to remove the Director from the Board.

4.2	Non-interference with Business. During the Term of this Agreement, and for a period of one (1) year after the Expiration Date, the Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, the Director agrees not to solicit or induce any employee, independent contractor, customer, supplier or business partner of the Company to terminate or breach his/her/its employment, contractual or other relationship with the Company.

5.	Term and Termination

5.1	Term. This Agreement shall commence on the Effective Date as set forth in Section 1.1 and shall remain in effect for a period of one (1) year, subject to renewal at each Annual General Meeting (the “Term”).

5.2	Termination. Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party, or such shorter period as the parties may agree upon.

5.3	Survival. The rights and obligations contained in Articles III and IV will survive any termination or expiration of this Agreement.

6.	Miscellaneous

6.1	Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6.2	No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

6.3	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth on the signature page of this Agreement or such other address as either party may specify in writing.

6.4	Governing Law. This Agreement shall be governed in all respects by the laws of the Cayman Islands without regard to conflicts of law principles thereof.

6.5	Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.6	Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Director Services undertaken by the Director for the Company.

6.7	Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and the Director. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

6.8	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGNED by:

For and on behalf of
Regenique Group Limited

Name [●]	)
Designation [●]	)
Passport No: [●]	)

in the presence of

Name [●]	)
Passport No: [●]	)

SIGNED by:

Name [●]	)
Passport No: [●]	)

in the presence of

Name [●]	)
Passport No: [●]	)

[Signature Page to Director Service Agreement]

EXHIBIT A

Director’s Current Affiliations